SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

                            PROGREEN PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                000-25429              59-3087128
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(State or Other Jurisdiction      (Commission         ( I.R.S. Employer
     of Incorporation)            File Number)        Identification No.)

380 North Old Woodward Ave., Suite 300, Birmingham, MI      48009
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      (Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code: (248) 530-0725


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        Former name or former address, if changed since last report



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
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

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2009, Progreen Properties, Inc. ("we", "us" or the "Company") entered into a Subscription Agreement with a private investor (the "Investor" or "Holder"), providing for the loan to the Company of $500,000. On November 5, 2009, we issued to the Investor our 13.5% Secured Convertible Debenture, due November 2015, together with 500,000 shares of our Common Stock as a Commitment Fee. The proceeds of the sale of this Debenture and other Debentures in this series, the terms of which are described below, will primarily be used for the purchase, refurbishment and upgrade of residential real estate in Michigan.

Each Debenture is secured by a first lien on the property to be purchased by the Company's special purpose subsidiary with the proceeds of the Debenture. Interest is payable at an annual rate of 13.5%, payable annually in arrears in shares of Common Stock of the Company, valued at the Conversion Price (defined below) as of the due date of the interest payment.

The Debentures may be prepaid at any time after two years from the Closing Date, without penalty, by the Company. Any accrued unpaid interest due at such time will be paid in shares of Common Stock valued at the Conversion Price as of the date of the prepayment. The Holders have the right to choose to convert the Debentures in lieu of cash prepayment.

Debentures are convertible in whole or in part into Common Stock at the option of the Holder at the Conversion Price at any time following the date that is two years from the Closing Date. A Holder that elects to convert any unpaid principal amount of a Debenture shall be entitled to receive shares of Common Stock on conversion equal in value, at the Conversion Price, to 115% of the unpaid principal amount of the Debenture.

The conversion price ("Conversion Price") of the Debentures is the price equal to the average closing price (the mean average between bid and ask price) of the Common Stock during the period of twenty (20) consecutive Trading Days, ending on the Trading Day immediately prior to the due date of the interest payment, the prepayment date, or the date of the Holder's giving the conversion notice, as the case may be, subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such period.

FOR THE FULL TERMS OF THE ABOVE SUBSCRIPTION AGREEMENT AND DEBENTURES ISSUABLE THEREUNDER, PLEASE REFER TO THE COPIES OF THE FORM OF SUBSCRIPTION AGREEMENT AND FORM OF DEBENTURE FILED AS EXHIBITS TO THIS REPORT.

Item 3.02.        Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company's last reported sales of unregistered securities in our SEC filings.

                                                                           Principal        Total Offering Price/
  Date                      Title and Amount(1)         Purchaser          Underwriter      Underwriting Discounts
------------------------- ----------------------------- --------------- ------------------ -----------------------
November 5, 2009          $500,000 principal amount     Private                NA          $500,000/NA
                          Secured Convertible           Investor.
                          Debenture, due 2015,
                          together with 500,000
                          shares of
                          Common Stock.
------------------------- ----------------------------- --------------- ------------------ -----------------------

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

(1) The issuances to the private investor are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), under the provisions of Regulation S promulgated by the SEC under the Securities Act.


Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                 Description
-----------                                 -----------

10.7 Form of Subscription Agreement for the Company's 13.5% Secured Convertible Debentures.
10.8     Form of 13.5% Secured Convertible Debenture.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PROGREEN PROPERTIES, INC.

Dated:  November 10, 2009            By:    /s/ Jan Telander
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                                     Jan Telander, Chief Executive Officer




                                  EXHIBIT INDEX

Exhibit No.                                 Description

10.7 Form of Subscription Agreement for the Company's 13.5% Secured Convertible Debentures.

10.8     Form of 13.5% Secured Convertible Debenture.


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